Exhibit 99.1

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NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: October 2, 2008
For Immediate Release

Washington Trust To Raise $50 Million In Common Stock Private
Placement With Institutional Investors To Support Future Growth

Westerly, RI:   Washington Trust Bancorp, Inc. (NASDAQ Global Select: WASH), the publicly-owned holding company of The Washington Trust Company, announced today that it has entered into a purchase agreement with select institutional investors pursuant to which it will raise $50 million in a private placement of its common stock.  Net proceeds are expected to be approximately $46.8 million after deducting offering-related fees and expenses.

Washington Trust will issue a total of 2.5 million shares of common stock at a price of $20 per share in the private placement. The closing is expected to take place on or about October 7, 2008, subject to the satisfaction of customary closing conditions.

Washington Trust intends to use the net proceeds from the capital raise for general corporate purposes and to support strategic growth initiatives in its commercial and wealth management business lines.

Keefe, Bruyette & Woods, Inc. served as placement agent for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of the shares of common stock in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  The shares of common stock to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The shares of common stock were offered and will be sold only to a limited number of institutional investors that are accredited investors.  Washington Trust has agreed to file a registration statement with the Securities and Exchange Commission to cover the resale by the investors of the shares of common stock issued in the private placement.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select under the symbol WASH.  Investor information is available on the Corporation’s web site: www.washtrust.com.

This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including statements regarding the offering and the use of proceeds from the offering are forward-looking statements. The actual results, performance or achievements of Washington Trust could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes or continued deterioration in general national or regional economic conditions, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. Washington Trust assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

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